Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Form 10-K of our reports dated March 24 2009, on our audit of the financial statements of Accelerated Acquisitions I, Inc. as of December 31, 2008 and for the period from inception (February 15, 2008) to December 31, 2008.

/s/ Paritz & Co.
Hackensack, NJ March 24, 2009